UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2017

BANJO & MATILDA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54277	27-1519178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 2nd Street, Suite 300

Santa Monica CA 90401

(Address of principal executive offices)

(310) 890-5652

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01 OTHER EVENTS.

(1) Binding Memorandum of Understanding

On September 20, 2017, Banjo & Matilda, Inc. (“Banjo” or the “Company”) and Brendan Macpherson, on behalf of the Company, entered into a Binding Memorandum of Understanding (the “MOU”) with Spectrum King, LLC. (“Spectrum”) and Rami Vardi, solely as officer of Spectrum (collectively, the Company and Spectrum are herein referred to as the “Parties” and each, individually, is a “Party”).

Pursuant to the terms of the MOU, the parties have agreed to cause a merger of Spectrum with Banjo. Banjo will arrange between $500,000 and $1,000,000 in equity capital to be raised for Spectrum, to facilitate the merger. In consideration, Spectrum agrees to issue membership interests in Spectrum as per exhibit 1 of the MOU equal to their respective percentages of its issued and outstanding members’ interests on a fully diluted basis concurrently with the closing of the capital raise. Banjo is expeditiously seeking to amend its articles of incorporation to increase the Company’s authorized shares of common stock to 500,000,000 from 100,000,000

Following completion of each party’s due diligence, the Parties shall promptly begin negotiating a written definitive agreement, subject to the approval of each Party’s board of directors, containing comprehensive representations, warranties, indemnities, conditions and agreements by the Parties. The MOU is a binding agreement whether a Definitive Agreement is entered into or not. Upon satisfactory completion of their respective due diligence investigations the Parties will collaboratively act expeditiously to adopt and execute a Plan of Merger of the two entities.

Spectrum’s primary business is the production and sale of high quality light-emitting diode (“LED”) lights used in horticulture operations. Spectrum’s LED products have demonstrated market-leading performance in yield and product quality as well as significant cost savings on power. One of the rapidly expanding applications for these lights is the indoor and outdoor (e.g. greenhouses) cultivation of marijuana (“MJ”) for both medical and recreational use. Commercial agricultural markets needing supplemental lighting (e.g. lettuce, tomatoes, flowers) and industrial lighting applications are also seen as very strong growth opportunities for Spectrum. Spectrum’s LED products are manufactured in the United States and they have successfully developed proprietary processes to ensure that their products are of the highest quality and safety ratings in the LED industry, as supported by industry recognized designations. Spectrum is currently seeking patents for these processes.

At its essence, Spectrum is a technology company in the LED business. Rami Vardi, Spectrum’s Founder and Chairman, has been inventing and manufacturing LED technologies since 2009. His predecessor LED grow light company had similar success and was acquired by a public company in 2011.

The foregoing description of the MOU does not purport to be complete and is qualified in its entirety by reference to the complete text of the MOU, which is filed as Exhibit 99.1 to this Current Report and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Binding Memorandum of Understanding, dated September 20, 2017

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANJO & MATILDA, INC.

Date: September 29, 2017	By:	/s/ Brendan Macpherson
Brendan Macpherson
Chief Executive Officer

3